Exhibit 1.13
[Translation]

Industry Canada Industrie Canada	FORM 9	FORMULAIRE 9
	ARTICLES OF AMALGAMATION	STATUTS DE FUSION
Canada Business Loi canadienne sur les	(SECTION I 8 5)	(ARTICLE I 8 5)
Corporations Act societes par actions

1 — Name of the Amalgamated Corporation	Denomination sociale de la societe issue de la fusion
CF Cable TV inc. / CF Cable TV inc.

2 — The province or territory In Canada where the registered office is be situated	La province ou le territoire au Canada ou se situera le siege social to
Quebec

3 — The classes and any maximum number of shares that the corporation is authorized to issue	Categories et tout nombre maximal d’actions que la societe est autorisee a emettre
See Annex A, which forms an integral part hereof

4 — Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu
See Annex B which forms an integral part hereof

5 — Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d’administrateurs
Minimum : 1, Maximum : 10

6 — Restrictions, if any, on business the corporation may carry on	Limites imposees a I’activite commerciale de la societe, s’il y a lieu
None

7 — Other provisions, if any	A utres dispositions, s’il y a lieu
See Annex C, which forms an integral part hereof

8 — The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:	La fusion a ete approuvee en accord avec (‘article ou le paragraphe de Is Loi indique ci-apres

☑183 ☐184(1) ☐184(2)

9 — Name of the amalgamating corporations	Corporation No.			Title	Tel. No.
Denomination sociaie des societes	No de la societe	Signature	Date	Titre	No de tel.
CF CABLE TV INC. / CF CABLE TV INC.	3989674	Claudine Tremblay	2006/01/01	Assistant Secretary	514-380-1999
VIDÉOTRON (REGIONAL) LTEE/VIDEOTRON (REGIONAL) LTD.	3989674	Claudine Tremblay	2006/01/01	Assistant Secretary	514-380-1999
FOR DEPARTMENTAL USE ONLY      AL’USAGE DU MINISTERE SEULEMENT

SCHEDULE A
SHARE CAPITAL
The unlimited share capital of the Corporation shall consist of seven (7) classes of shares, which shall carry the following rights:
(A) CLASS “A” COMMON SHARES: The number of Class “A” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “A” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:
(1) Dividend and Participation. Subject to the rights and privileges conferred by the other classes of shares, the holders of Class “A” Shares shall be entitled to:
(a)	participate in the property, profits and surplus assets of the Corporation and, to that end, receive any dividend declared by the Corporation, the amount, timing and terms of payment of which are at the sole discretion of the Board of Directors; and

(b)	share in the remaining property of the Corporation upon liquidation or winding-up, whether or not voluntary, dissolution or any other distribution of the property of the Corporation.
(2) Restriction. In addition to the restrictions set forth in Sections 42 and 34 of the Corporations Act, the Corporation may neither pay a dividend on Class “A” Shares nor purchase any such shares by private agreement if, as a result thereof, the book value of the net assets of the Corporation would be insufficient to redeem the Class “B,” “C,” “D,” “E,” “F” and “G” Shares.
(3) Voting Right. The holders of Class “A” Shares shall be entitled to receive notice of, attend and vote at meetings of shareholders of the Corporation, except meetings at which only the holders of another class of shares are entitled to vote, and each Class “A” Share shall entitle the holder thereof to one (1) vote.
(B) CLASS “B” PREFERRED SHARES: The number of Class “B” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “B” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:
(1) Ranking of Class “B” Preferred Shares. Class “B” Preferred Shares shall have priority over the Common Shares and the Class “C,” “D,” “E,” and “F” Preferred Shares, but not over the Class “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.
(2) Right to Dividends. The holders of Class “B” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “B” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.
(3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “B” Shares shall be entitled to repayment of the amount paid for the Class “B” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “B” Shares.
(4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “B” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.
(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Corporations Act in this regard, to redeem at any time all or from time to time part of the Class “B” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “B” Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “B” Shares were issued.
The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “B” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “B” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “B” Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “B” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “B” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.
(6) Retraction Right. Subject to paragraph two of Section 35 of the Corporations Act, each holder of Class “B” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “B” Shares.
(a) Redemption Value
The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “B” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “B” Share was issued exceeds the total of:
(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “B” Shares; and
(ii) the fair market value of any property, other than a Class “B” Share, given by the Corporation in payment of such consideration.
(b) Determination of Fair Market Value of the Consideration
Upon issuance of the Class “B” Shares, the Corporation and each subscriber of Class “B” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “B” Shares are issued.
(c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue
In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “B” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “B” Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “B” Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “B” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.
If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “B” Shares, in connection with a redemption, retraction or purchase of Class “B” Shares, a sum for the Class “B” Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “B” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.
(7) Right to Purchase by Private Agreement. Subject to Section 34 of the Corporations Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “B”

Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.
(C) CLASS “C” PREFERRED SHARES: The number of Class “C” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “C” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:
(1) Ranking of Class “C” Preferred Shares. Class “C” Preferred Shares shall have priority over the Common Shares and the Class “D,” “E” and “F” Preferred Shares, but not over the Class “B” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.
(2) Right to Dividends. The holders of Class “C” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “C” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.
(3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “C” Shares shall be entitled to repayment of the amount paid for the Class “C” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “C” Shares.
(4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “C” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.
(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Corporations Act in this regard, to redeem at any time all or from time to time part of the Class “C” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “C” Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “C” Shares were issued.
The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “C” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “C” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “C” Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “C” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “C” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.
(6) Retraction Right. Subject to paragraph two of Section 36 of the Corporations Act, each holder of Class “C” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “C” Shares.
(a) Redemption Value
The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “C” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “C” Share was issued exceeds the total of:
(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “C” Shares; and
(ii) the fair market value of any property, other than a Class “C” Share, given by the Corporation in payment of such consideration.
(b) Determination of Fair Market Value of the Consideration
Upon issuance of the Class “C” Shares, the Corporation and each subscriber of Class “C” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “C” Shares are issued.
(c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue
In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “C” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “C” Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “C” Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “C” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.
If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “C” Shares, in connection with a redemption, retraction or purchase of Class “C” Shares, a sum for the Class “C” Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “C” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.
(7) Right to Purchase by Private Agreement. Subject to Section 34 of the Corporations Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “C” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.
(D) CLASS “D” PREFERRED SHARES: The number of Class “D” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “D” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:
(1) Ranking of Class “D” Preferred Shares. Class “D” Preferred Shares shall have priority over the Common Shares and the Class “E” and “F” Preferred Shares, but not over the Class “B,” “C” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.
(2) Right to Dividends. The holders of Class “D” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “D” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.
(3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “D” Shares shall be entitled to repayment of the amount paid for the Class “D” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “D” Shares.
(4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “D” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.
(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Corporations Act in this regard, to redeem at any time all or from time to time part of the Class “D” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “D” Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “D” Shares were issued.
The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “D” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “D” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “D” Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “D” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “D” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.
(6) Retraction Right. Subject to paragraph two of Section 36 of the Corporations Act, each holder of Class “D” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “D” Shares.
(a) Redemption Value
The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “D” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “D” Share was issued exceeds the total of:
(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “D” Shares; and
(ii) the fair market value of any property, other than a Class “D” Share, given by the Corporation in payment of such consideration.
(b) Determination of Fair Market Value of the Consideration
Upon issuance of the Class “D” Shares, the Corporation and each subscriber of Class “D” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “D” Shares are issued.
(c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue
In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “D” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “D” Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “D” Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “D” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.
If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “D” Shares, in connection with a redemption, retraction or purchase of Class “D” Shares, a sum for the Class “D” Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “D” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.
(7) Right to Purchase by Private Agreement. Subject to Section 34 of the Corporations Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “D” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.
(E) CLASS “E” PREFERRED SHARES: The number of Class “E” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “E” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:
(1) Ranking of Class “E” Preferred Shares. Class “E” Preferred Shares shall have priority over the Common Shares and the Class “F” Preferred Shares, but not over the Class “B,” “C,” “D” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.
(2) Right to Dividends. The holders of Class “E” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “E” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.
(3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “E” Shares shall be entitled to repayment of the amount paid for the Class “E” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “E” Shares.
(4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “E” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.
(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Corporations Act in this regard, to redeem at any time all or from time to time part of the Class “E” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “E” Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “E” Shares were issued.
The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “E” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “E” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “E” Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “E” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “E” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.
(6) Retraction Right. Subject to paragraph two of Section 36 of the Corporations Act, each holder of Class “E” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “E” Shares.
(a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “E” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “E” Share was issued exceeds the total of:
(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “E” Shares; and
(ii) the fair market value of any property, other than a Class “E” Share, given by the Corporation in payment of such consideration.
(b) Determination of Fair Market Value of the Consideration
Upon issuance of the Class “E” Shares, the Corporation and each subscriber of Class “E” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “E” Shares are issued.
(c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue
In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “E” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “E” Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “E” Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “E” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.
If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “E” Shares, in connection with a redemption, retraction or purchase of Class “E” Shares, a sum for the Class “E” Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “E” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.
(7) Right to Purchase by Private Agreement. Subject to Section 34 of the

Corporations Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “E” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.
(F) CLASS “F” PREFERRED SHARES: The number of Class “F” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “F” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:
(1) Ranking of Class “F” Preferred Shares. Class “F” Preferred Shares shall have priority over the Common Shares, but not over the Class “B,” “C,” “D,” “E” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.
(2) Right to Dividends. The holders of Class “F” Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “F” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.
(3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “F” Shares shall be entitled to repayment of the amount paid for the Class “F” Shares into the subdivision of the issued and paid-up share capital account relating to the Class “F” Shares.
(4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “F” Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.
(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Corporations Act in this regard, to redeem at any time all or from time to time part of the Class “F” Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “F” Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “F” Shares were issued.
The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “F” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “F” Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “F” Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “F” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “F” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.
(6) Retraction Right. Subject to paragraph two of Section 36 of the Corporations Act, each holder of Class “F” Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “F” Shares.
(a) Redemption Value
The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “F” Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “F” Share was issued exceeds the total of:
(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “F” Shares; and
(ii) the fair market value of any property, other than a Class “F” Share, given by the Corporation in payment of such consideration.
(b) Determination of Fair Market Value of the Consideration
Upon issuance of the Class “F” Shares, the Corporation and each subscriber of Class “F” Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “F” Shares are issued.
(c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue
In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “F” Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “F” Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “F” Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “F” Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.
If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “F” Shares, in connection with a redemption, retraction or purchase of Class “F” Shares, a sum for the Class “F” Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “F” Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.
(7) Right to Purchase by Private Agreement. Subject to Section 34 of the Corporations Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “F” Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.
(G) CLASS “G” PREFERRED SHARES
The number of Class “G” Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited. Class “G” Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:
(1) Ranking of Class “G” Preferred Shares. Class “G” Preferred Shares shall have priority over the Common Shares and the other shares of the Corporation with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.
(2) Right to Dividends. The holders of record of the Class “G” Shares shall be entitled to receive, in each fiscal year of the Corporation, a fixed cumulative preferential dividend at the rate of 11.25% per annum per share, calculated daily on the Redemption Price (as defined below) of the Class “G” Shares. Such dividends shall be cumulative from the respective date of issue of each Class “G” Share.
For greater certainty, it is hereby declared that (a) wherever it is used in this Section 2, the expression “dividend at the rate of 11.25% per annum per share” shall mean, with respect to the Class “G” Shares, a dividend calculated at such rate for at least the number of days during which such share was outstanding in the fiscal year with respect to which the calculation is being made and (b) nothing herein contained or implied shall require prorating of dividends with respect to any share not outstanding during the entire period for or with respect to which such dividends are accrued. However, the directors of the Corporation may, at their discretion, prorate dividends with respect to any share not outstanding for the entire period for or with respect to which dividends are accrued if such right to prorate dividends was reserved by the Corporation at the time such shares were issued.
All dividends declared on the Class “G” Shares shall be payable semi-annually on a cumulative basis on the 20th day of the months of June and December in every year, at such place as the directors of the Corporation may determine, in cash or by certified cheque, bank draft or wire transfer, provided that, in respect of any payment of dividends denominated in a currency other than Canadian dollars, the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.
The holders of Class “G” Shares shall be entitled to receive only the aforementioned dividends. No dividends may be paid on any shares ranking junior to the Class “G” Shares, unless all dividends that have become payable on the Class “G” Shares have been paid or set aside for payment.
(3) Liquidation or Winding-Up. In the event of the liquidation, winding-up, dissolution or reorganization of the Corporation or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, whether voluntarily or involuntarily, the holders of Class “G” Shares shall be entitled to receive, in preference to the holders of any other class of shares of the Corporation, an amount equal to the Redemption Price (as defined below) for each Class “G” Share held and any accrued but unpaid dividends on such shares.
(4) No Voting Right. The holders of Class “G” Shares shall not be entitled to receive notice of, attend or vote at the meetings of shareholders of the Corporation, unless the Corporation has failed to pay eight (8) semi-annual dividends on the Class “G” Shares, whether or not consecutive. In that event and only so long as the said dividends remain in arrears, the holders of Class “G” Shares shall be entitled to receive notice of, attend and vote at the meetings of shareholders of the Corporation, except meetings at which only the holders of another specified series or class of shares are entitled to vote. At each such meeting, each Class “G” Share shall entitle the holder thereof to one (1) vote.
(5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Act in this regard, to redeem at any time all or part of the Class “G” Shares then outstanding upon giving notice as hereinafter provided, on payment to the holders of the Class “G” Shares of an aggregate amount equal to the Redemption Price (as defined below) and any accrued but unpaid dividends on such Class “G” Shares being redeemed. In the case of partial redemption, the Class “G” Shares to be redeemed shall be selected pro rata among the holders of all Class “G” Shares then outstanding, except that, with the consent of all the holders of Class “G” Shares, the shares to be redeemed may be selected in another manner.
The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “G” Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and the place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares to be redeemed from each such holder of Class “G” Shares. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “G” Shares called for redemption is deposited with the Corporation’s bankers or at any other place or places specified in the notice, on or before the Redemption Date, the holders of Class “G” Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “G” Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.
(6) Retraction Right. Each holder of Class “G” Shares shall be entitled, at such holder’s discretion, upon prior written notice of no less than one (1) business day to the Corporation, to require the Corporation to redeem all or part of such holder’s Class “G” Shares for an aggregate amount equal to the Redemption Price (as defined below) and any accrued but unpaid dividends on such shares, payable, subject to the provisions of the Act in this regard, upon presentation and surrender by such holder of Class “G” Shares of the certificates representing the number of Class “G” Shares to be redeemed (the date on which such presentation and surrender occur being the “Retraction Date”). As of the Retraction Date, the Class “G” Shares shall be considered redeemed, and the Corporation shall pay to such holder of Class “G” Shares the Redemption Price (as defined below) and any accrued but unpaid dividends on such shares. In the event the Corporation is unable to pay the Redemption Price of the Class “G” Shares on the Retraction Date, it shall forthwith give the holder of Class “G” Shares written notice thereof.
(7) Redemption Price. The Redemption Price of the Class “G” Shares shall be an amount equal to $1,000 per Class “G” Share being redeemed. The Redemption Price may be paid in cash, or by certified cheque, bank draft or wire transfer, or by the delivery of assets having equivalent value, provided that in respect of any such payment denominated in a currency other than Canadian dollars, for the purposes of this Section (7), the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.

Schedule B
Restriction on the Transfer of Securities
Subject to any agreement among holders of securities, no securities of the Corporation, other than non-convertible debt securities, may be transferred without the prior written consent of a majority of the directors of the Corporation.
Schedule C
Relating to
OTHER PROVISIONS
Corporation’s borrowing power
Without in any way limiting the Corporation’s borrowing powers, the board of directors may, without the shareholders’ consent:
(a)	borrow money upon the credit of the Corporation;

(b)	issue bonds or other securities of the Corporation and pledge or sell the same, at such price and for such sums as may be deemed appropriate; and

(c)	mortgage or hypothecate the movable and immovable property or otherwise charge any of the Corporation’s movable property.
Number of Holders of Securities
The number of holders of the Corporation’s securities shall be limited to fifty (50), excluding holders who are current or former employees of the Corporation or any entity in the same corporate group, and in all cases in compliance with provincial laws and regulations.
Limitation on distribution of securities
Any distribution of securities by the Corporation shall be limited to the classes of persons provided for in provincial laws and regulations.

‘ + ’	Industry Canada Industrie Canada	Form 2
Information Regarding the Registered Office
	Corporations Canada Corporations Canada	and the Board of Directors
(To be filed with Articles of Incorporation,
Amalgamation and Continuance) (Sections 19, 106 and 113(1) of the CBCA)
Changes to the registered office or the board of directors are to be made by filing Form 3 Change of Registered Office Address or Form 6 Changes Regarding Directors.
If the space available at Item 4 is insufficient, please attach information, on a separate piece of paper, to the form.
Corporation name
CF Cable TV inc. / CF Cable TV inc.

Address of registered office (must be a street address)

1

612, St-Jacques

NUMBER AND STREET NAME

Montreal	Quebec	H3C 4MB

on,	PROVINCE/TERRITORY	POSTAL CODE

Mailing address (if different from the registered office)

SAME MOVE

ATTENTION OF

NUMBER AND STREET NAME

		PROVINCE/TERRITORY	POSTAL CODE

Members of the board of directors

FIRST NAME LAST NAME
	RESIDENTIAL ADDRESS (Must be a street address)	CANADIAN R
Pierre K. Peladeau	[Redacted]	(Yes/No)
Yes

Mark D’Souza	[Redacted]
Yes

Robert Depatie	[Redacted]
Yes
Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Declaration
     I hereby certify that I have the relevant knowledge of the corporation, and that I am authorized to sign and submit this form.

/s/ Claudine Tremblay
SIGNATURE
Claudine Tremblay	(514) 380-1999

PRINT NAME	TELEPHONE NUMBER
INSTRUCTIONS
4. At least 25 per cent of the directors of a corporation must be Canadian residents. If a corporation has less than four directors, at least one director must be a Canadian resident (subsection 105(3) of the Canada Business Corporations Act (CBCA)).
However, the board of directors of corporations operating in uranium mining, book publishing and distribution, book sale or film and video distribution must be comprised of a majority of Canadian residents (subsection 105(3.1) of the CBCA).
5. Declaration
In the case of an Incorporation, the form must be signed by the incorporator. In all other cases (Articles of Amalgamation and Articles of Continuance), the form may be signed by any individual who has the relevant knowledge of the corporation and who is authorized by the directors (subsection 262.1(2) of the CBCA).
For example:
•	a director of the corporation;

an authorized officer of the corporation; or

•	an authorized agent.
General
The information you provide In this document is collected
under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the Privacy Act. However, public disclosure pursuant to section 266 of the CBCA is permitted under the Privacy Act
If you require more information, please visit the Forms, Policies, Fees and Legislation section of our Web site at http://corporationscanada.ic.gc.ca or contact us at (613) 941-9042 or toll-free at 1 866 333-5556.

File documents online:
Corporations Canada Online Filing Centre:
http://corporationscanada.ic.gc.ca

Or send documents by mail:
Director, Corporations Canada Jean
Edmonds Tower South, 9th Floor
365 Laurier Ave. West
Ottawa ON KIA OC8

By Facsimile:
(613) 941-0999
IC 2904 (2004/11)